Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

NEWYORK	CITY PLACE HOUSE	FRANKFURT
WASHINGTON, DC	55 BASINGHALL STREET	COLOGNE
PARIS	LONDON EC2V 5EH	ROME
BRUSSELS	020-7614-2200	MILAN
MOSCOW	FACSIMILE 020-7600-1698	HONG KONG
	WWW.CLEARYGOTTLIEB.COM	BEIJING

Writer’s Direct Dial: +44 (0) 207 614-2237

E-Mail: ssperber@cgsh.com

September 8, 2008

Prudential Public Limited Company

Laurence Pountney Hill

London EC4R 0HH

England

Ladies and Gentlemen:

We have acted as special United States counsel to Prudential Public Limited Company, a public limited company incorporated under the law of England and Wales (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time of its senior debt securities (the “Senior Securities”), its subordinated debt securities (the “Subordinated Securities” and, together with the Senior Securities, the “Debt Securities”) and its preference shares.  The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

Unless otherwise provided in any prospectus supplement forming part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities are to be issued under a senior indenture dated September 8, 2008 (the “Senior Indenture”) between the Company and Wilmington Trust Company, as trustee, and the Subordinated Securities are to be issued under a subordinated indenture dated September 8, 2008 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and Deutsche Bank Trust Company Americas, as trustee.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a) the Registration Statement;

(b) an executed copy of the Subordinated Indenture; and

CLEARY GOTTLIEB STEEN & HAMILTON LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES NUMBER OC310280. IT IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY. A LIST OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THE REGISTERED OFFICE. CITY PLACE HOUSE, 55 BASINGHALL STREET, LONDON EC2V 5EH. CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

(c) an executed copy of the Senior Indenture.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Debt Securities in global form, and any Debt Securities in certificated form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution or supplemental indenture, as the case may be, pursuant to which such Debt Securities will be issued and that such Debt Securities will be duly authenticated in accordance with the terms of the Indentures and such board resolution or supplemental indenture, as the case may be.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Indentures have been duly executed and delivered by the Company under the law of the State of New York.

2. (a) When the Senior Securities have been duly authorized, executed and delivered, the Senior Securities will be the valid, binding and enforceable obligations of the Company entitled to the benefits of the Senior Indenture, and (b) when the Subordinated Securities have been duly authorized, executed and delivered, the Subordinated Securities will be the valid, binding and enforceable obligations of the Company entitled to the benefits of the Subordinated Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (c) the terms of the Debt Securities will conform to the forms thereof and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Company will authorize the offering and issuance of the Debt Securities, will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, and (f) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

With respect to the second sentence in Section 1.17 in each of the Indentures, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.  In addition, we express no opinion as to the enforceability of Article 13 of the Subordinated Indenture and the subordination provisions of the Subordinated Securities (which are expressed to be governed by the law of England).

We note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of the claim) be converted into United States dollars at the rate of exchange prevailing on a specified date.  In addition, we express no opinion as to the enforceability of any provision of the Indentures relating to currency indemnity.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, solely for your benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission under the Act.  This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinions” in the prospectus that forms part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner